UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 26, 2018. Proxies for matters to be voted upon at the Annual Meeting were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934, as amended. Three proposals were voted upon at the Annual Meeting. The proposals are described in detail in the Company’s Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.          The following nominee was elected as a Class II member of the Board of Directors of the Company for a two-year term ending in 2020:

Name	For	Against	Abstain	Broker Non-Votes
George W. Bilicic	48,724,329	773,353	249,677	8,667,180

             The following nominees were elected as Class III members of the Board of Directors of the Company for three-year terms ending in 2021:

Name	For	Against	Abstain	Broker Non-Votes
Annette K. Clayton	48,263,805	1,235,058	248,496	8,667,180
Kevin M. Farr	49,113,560	383,672	250,127	8,667,180
John P. Wiehoff	45,353,061	4,155,633	238,665	8,667,180

            The terms of the following directors continued after the Annual Meeting:  Gary E. Hendrickson, Gwenne A. Henricks, Bernd F. Kessler, Lawrence D. Kingsley, and Scott W. Wine.

2.         The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2018 was ratified:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,330,774	763,865	319,900	0

3.         The compensation of the Company’s named executive officers was approved in a non-binding advisory vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,137,280	8,085,222	524,857	8,667,180

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 1, 2018

POLARIS INDUSTRIES INC.

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President – General Counsel and Secretary

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